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                                  EXHIBIT 16



                            DORAN PECK, C.P.A., P.C.



October 9, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

RE: Pierce International, Inc.
    SEC File #33-17679-D

Gentlemen:

We have read and agree with Item 9 of Form 10-K of Pierce International, Inc., dated June 30, 1997.

                        Very truly yours,



                        DORAN PECK, C.P.A., P.C.


Denver, Colorado
October 9, 1997